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                             Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19106-6996
                                 (215) 988-2700
                              (215) 988-2757 (fax)
                                   www.dbr.com


                                  June 25, 2001

VIA EDGAR TRANSMISSION

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                  RE:      THE GALAXY FUND
                           (FILE NOS. 33-4806/811-4636)
                           ----------------------------
Ladies and Gentlemen:

         On behalf of The Galaxy Fund (the "Trust"), attached for filing pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, is a definitive copy of additional soliciting materials in the form of a letter to be mailed to shareholders in connection with a fourth mailing of proxy solicitation materials for a Special Meeting of Shareholders of certain of the Trust's investment portfolios that was held on June 15, 2001 and adjourned until July 20, 2001:

         Questions concerning this filing may be directed to the undersigned at 215-988-1137.

                                Sincerely yours,

                                /s/ Mary Jo Reilly
                                ------------------
                                Mary Jo Reilly

MJR/kr
Enclosures

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                                WE NEED YOUR VOTE

       SPECIAL MEETING OF SHAREHOLDERS OF CERTAIN FUNDS OF THE GALAXY FUND
                          ADJOURNED UNTIL JULY 20, 2001

Dear Shareholder:

We recently sent you proxy materials in connection with a Special Meeting of Shareholders of certain Funds of THE GALAXY FUND and have not yet received your vote. Your vote is important! Please take a moment now to review the proxy statement, sign the proxy card and return the card immediately if you have not done so already. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

If you prefer, you can also vote by touch-tone telephone or via the internet.

1. VOTE BY TOUCH-TONE TELEPHONE: Dial 1-888-221-0697, enter the CONTROL NUMBER printed on the upper portion of your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THE CALL IS TOLL-FREE. If you received more than one proxy card, you can vote each card during the call. Each card has a different control number.

2. VOTE VIA THE INTERNET: Log on to www.proxyweb.com, enter the CONTROL NUMBER printed on the upper portion of your proxy card and follow the instructions on the screen. Internet voting is available 24 hours a day, 7 days a week. If you received more than one proxy card, you can vote each card during the same session. Each card has a different control number.

            IF YOU VOTE BY TOUCH-TONE TELEPHONE OR VIA THE INTERNET,
                     PLEASE DO NOT RETURN YOUR PROXY CARD.